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                                                                   Exhibit 10.16

                                                                    CONFIDENTIAL
Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.

                              SPONSORSHIP AGREEMENT

This agreement ("Agreement") is entered into as of the 23rd day of September, 1997 ("Effective Date"), by and between Excite, Inc., a California corporation, located at 555 Broadway, Redwood City, California 94063 ("Excite"), and N2K Inc., a Pennsylvania corporation, located at 55 Broad Street, 26th Floor, New York, New York, 10004 ("Sponsor").

                                    RECITALS

A. Excite maintains a site on the Internet at http://www.excite.com (the "Excite Site") and owns and/or manages related Web Sites worldwide (collectively, the "Excite Network") which, among other things, allow users to search for and access content and other sites on the Internet.

B. Excite also maintains and/or manages certain Web pages which may be delivered to users via email, desktop "channels" or Internet "push" technologies (collectively, "Broadcast Pages") which may incorporate content supplied to Excite by third parties for the purpose of providing value to Excite users and providing access to the content, products and/or services of such third parties.

C. Sponsor is in the business of distributing certain online retail music merchandise and related content and maintains a Web site at http://www.musicblvd.com (the "Sponsor Site") and other Web sites through which it makes this merchandise and this content available to its users.

D. Sponsor wishes to be the exclusive retail store music sponsor of the Excite Site and the Excite Broadcast Pages, to distribute its music-related content through the Excite Site and the Excite Broadcast Pages and to promote its online retail music merchandise business to Excite.com users.

Therefore, the parties agree as follows:

1.       EXCLUSIVITY, TERM AND RIGHT OF FIRST REFUSAL

         a)       Sponsor will be the exclusive retail music store sponsor of the Excite Site and the Excite Broadcast Pages. Excite will not permit the display of advertising banners, promotional buttons, promotional links or other promotional materials for any retail sale of Music Products on the Excite Site, except those Music Products offered by Sponsor, nor advertising by any other Retail Music Store. "Retail Music Store" shall mean any entity which is primarily engaged in the sale of Music Products at retail to consumers. "Music Products"
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                                                                    CONFIDENTIAL

                 shall mean pre-recorded music hard goods, digitally distributed music (except live and/or cybercast events), music books (to the extent this Agreement does not conflict with Excite's existing agreement with Amazon.com), music-related t-shirts and apparel, and music videos (except live and/or cybercast events).

                 [****] In no event will Excite enter into arrangements to make available opportunities to purchase Music Products from parties other than Sponsor that would prevent Sponsor from being the exclusive source of such Music Products on the Excite Site once the Music Products become available through Sponsor.

         b) The term of this Agreement will begin on the Effective Date and will end on the second (2nd) anniversary of the Commencement Date. The "Commencement Date" means the date on which Excite commences delivery of Impressions (defined below). The parties anticipate the Commencement Date will be on or about October 15, 1997.

         c) The parties' existing agreements regarding sponsorship of the WebCrawler Web site (http://webcrawler.com) and all of the existing advertising buys on the Excite Network will be terminated as of the Commencement Date. Excite will credit Sponsor in an amount equal to [****]. This credit will be applied to reduce the first year exclusivity fee described in
                 Section 7(b) and will be reflected in a reduction of Sponsor's December 31, 1997 payment to Excite described in Section 7(e).

         d) Excite will offer Sponsor the right of first refusal to negotiate with Excite for renewal of this sponsorship.

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                                                                    CONFIDENTIAL

                  [****]




                                       3
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                                                                    CONFIDENTIAL

2.       IMPRESSIONS

         a) "Impression" means any appearance of a link to the Sponsor Site whether graphic, text or any combination of graphic and text. More than one Impression may appear on a page, except, however, not more than three (3) Impressions per Channel page will count towards delivery of guaranteed Impressions and, of these 3 Impressions, at least two (2) will link to pages in the Sponsor Site offering Music Products; not more than two
                  (2) Impressions per generic search results page will count towards delivery of guaranteed Impressions and, of these 2 Impressions, at least one (1) will link to pages in the Sponsor Site offering Music Products; and no more than one (1) Impression per specific search results page will count towards delivery of guaranteed Impressions. In all events, Excite will make a good faith effort to avoid duplicate Impressions on a single page, but in no event will more than one (1)
                  Impression for the same artist on a Music Product page count towards delivery of guaranteed Impressions. For the purposes of this Agreement, "generic search results page" is an Excite Search results page displayed in response to a query concerning generic music topics and a "specific search results page" is an Excite Search results page displayed in response to a query concerning a specific music artist or specific album title.

         b) Excite and Sponsor will work together in good faith to define mutually agreeable Impressions in the Excite Site designed to provide content of interest (defined below) to Excite users and/or promote the Sponsor Site, in numbers sufficient to meet the Impression guarantees stated in Section 3.

         c) Excite and Sponsor will collaborate on the design, appearance, and placement (the "look and feel") of all Impressions. Excite will have final approval over the look and feel of the promotional Impressions, which approval will not be unreasonably withheld.

3.       IMPRESSION GUARANTEES

         a) During the first year of the sponsorship following the Commencement Date, Excite will deliver not less than [****] Impressions on the Excite Site.

         b) During the second year of the sponsorship following the first anniversary of the Commencement Date, Excite will deliver not less than [****] Impressions on the Excite Site.

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                                                                    CONFIDENTIAL

         c) Excite will report traffic, Impressions and click-thrus to Sponsor on a monthly basis.

4.       CONTENT PROVIDED TO EXCITE

         a) Sponsor will provide to Excite the content described in Exhibit A ("Content"), subject to the terms and conditions hereunder. Excite may incorporate music-related content on the Excite Site from parties other than Sponsor so long as any links in or associated with such third-party content relating to opportunities to purchase Music Products will link to pages in the Sponsor Site. Any Content which appears in the Excite Site will be accompanied by attribution or branding identifying Sponsor as the source of the Content and linking to the Sponsor Site.

         b) Sponsor will ensure that the Content will at all times feature the full array of content and functionality as made generally available by Sponsor at the Sponsor Site and its related Web sites, through any other means of distribution of Sponsor's own branded service or through any other third-party relationship, where Sponsor controls the Content.

         c) Sponsor and Excite will determine mutually agreeable methods for the transmission and incorporation of updates to the Content.

         d) Excite will have sole control over the "look and feel" of the Excite Site and the Excite Network. Excite will have sole control over the content, composition, "look and feel" and distribution of the Broadcast Pages. Excite will have sole responsibility for providing, hosting and maintaining, at its expense, the Excite Network and for providing and delivering the Broadcast Pages and for integration of Content into the Broadcast Pages.

         e) Sponsor will have sole responsibility for providing, at its expense, the Content to Excite.

5. THE CO-BRANDED AREA OF THE SPONSOR SITE AND DISTRIBUTION THROUGH THE EXCITE SITE AND THE BROADCAST PAGES

         a) Sponsor will design and create Web pages ("Co-Branded Pages" or, collectively, the "Co-Branded Area") in the Sponsor Site incorporating music-related content to be mutually determined by the parties including but not limited to Content described in Exhibit A, subject to the terms and conditions hereunder. Each Co-Branded Page will display the name and/or brands of Sponsor and Excite.

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                                                                    CONFIDENTIAL

                  Sponsor and Excite will collaborate on the "look and feel" of the Co-Branded Pages including, but not limited to, the display, appearance and placement of the parties' respective names and/or brands and of advertising displayed on the Co-Branded Pages. Excite will have final approval over the "look and feel" of the Co-Branded Pages, which approval will not be unreasonably withheld.

         b) The Co-Branded Area will reside completely on the Sponsor Site. Sponsor will have sole responsibility for providing and maintaining, at its expense, the Sponsor Site, the Co-Branded Area, the content displayed on the Co-Branded Site and any updates thereto.

         c) Each Co-Branded Page will include one or more links to the Excite Site. Excite will supply Sponsor with the URLs for these links.

         d) Excite may, upon fifteen (15) days prior notice to Sponsor, request reasonable revisions to the Co-Branded Area as needed to reflect changes that will not adversely affect Sponsor, such as changes to Excite's name and/or brand or changes to the URLs for the links to the Excite Site. Sponsor will use reasonable efforts to accommodate Excite's requested changes within the fifteen (15) day period.

         e) Excite may incorporate reasonable portions of the Content on the Excite Site. Each such display of the Content will count as an Impression, as defined in Section 2(a). Excite will provide links to the Co-Branded Area from any pages on the Excite Site on which the Content appears. In its discretion, Excite may elect to provide additional links to the Co-Branded Area from other locations on the Excite Network and/or Broadcast Pages.

         f) Reasonable excerpts or portions of the Content may be incorporated into Broadcast Pages, at Excite's discretion. Excite will have sole control over of the content, composition, "look and feel" and distribution of the Broadcast Pages.

6.       PROMOTIONS

         a) Excite and Sponsor will work together in good faith to create promotions specifically for customers of the Co-Branded Area. Such joint promotions, when possible and where Sponsor controls any applicable rights, will include but not be limited to the following:

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                                                                    CONFIDENTIAL

                  -        [****]

                  -        [****]

                  -        [****]

                  -        [****]

                  -        [****]

                  -        [****]

                  -        [****]

                  -        [****]

                  -        [****]

                  -        [****]

         b) Neither party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of the other. Notwithstanding the foregoing, Sponsor hereby grants to Excite the right to issue an initial press release, the timing and wording of which will be subject to Sponsor's reasonable approval, regarding the relationship between Excite and Sponsor.

7.       SPONSORSHIP FEES AND TRANSACTION COMMISSIONS

         a) [****] will be due to Excite on the Effective Date as compensation for Excite's costs of initiating access to the Excite Site, programming costs, set-up costs and other expenses associated with Excite's initiation of the links, placements, advertisements and promotions contemplated by the Agreement.

         b) Sponsor will pay Excite [****] per year as compensation for being the exclusive online retail music store sponsor of the Excite Site.

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                                                                    CONFIDENTIAL

         c) Sponsor will pay Excite [****] in the first year of the term of the Agreement as compensation for on-going programming, links, placements, advertisements and promotions contemplated by this Agreement.

         d) Sponsor will pay Excite [****] in the second year of the term of the Agreement as compensation for on-going programming, links, placements, advertisements and promotions contemplated by this Agreement.

         e) Sponsor will make payments to Excite according to the following schedule:

                      DATE                                  PAYMENT
                      ----                                  -------
                      Effective Date                          [****]
                      Commencement Date                       [****]
                      12/31/97                                [****]
                      1/1/98                                  [****]
                      4/1/98                                  [****]
                      7/1/98                                  [****]
                      10/1/98                                 [****]
                      1/1/99                                  [****]
                      4/1/99                                  [****]
                      7/1/98                                  [****]

         f) Sponsor will pay Excite a share of all gross margins Sponsor realizes on transactions, advertising, sponsorship, promotions and any other revenue generated during each year of the term of the Agreement on the Sponsor Site as a result of users referred from the Excite Site ("Total Revenue"), subject to the following conditions:

                  i)       "Gross margin" is defined as [****].

                  ii) Total Revenue will be measured at the end of every three months after the Commencement Date. This three-month Total Revenue amount will be compared to an amount equal to two (2) times the corresponding three-month share of the applicable sponsorship fee described in Sections 6(c) and 6(d) (each pro rata share a "Revenue Floor").

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                                                                    CONFIDENTIAL

                  iii) If the Total Revenue earned by Sponsor during the three-month period exceeds the total of the Revenue Floor applicable to the same three-month period, Sponsor will pay Excite [****] of the gross margin Sponsor realizes on the gross revenue amount equal to the excess of the Total Revenue over the Revenue Floor during the three-month period.
                  iv) If the Total Revenue earned by Sponsor during the three-month period does not exceed the Revenue Floor applicable to the same three-month period, Sponsor will not be obligated to pay Excite any share of the gross revenue realized during the three-month period.

         g) Payments of shared gross margin will be due to Excite within thirty (30) days of the end of each calendar quarter in which the revenue is recognized by Sponsor.

         h) With each payment, Sponsor will provide to Excite documentation reasonably detailing the calculation of the payment.

         i) Sponsor will maintain accurate records with respect to the calculation of all payments due under this Agreement. Excite may, upon no less than thirty (30) days prior written notice to Sponsor, cause an independent Certified Public Accountant to inspect the records of Sponsor reasonably related to the calculation of such payments during Sponsor's normal business hours. The fees charged by such Certified Public Accountant in connection with the inspection will be paid by Excite unless the payments made to Excite are determined to have been less than ninety percent (90%) of the payment owed to Excite, in which case Sponsor will be responsible for the payment of the reasonable fees for such inspection.

8.       USER DATA AND USAGE REPORTS

         a) All data concerning users and their behavior relating to the use of the Excite Site will be owned solely by Excite. Data relating to the use of Sponsor's Site (excluding users referred from the Excite Site) will be owned solely by Sponsor. Data relating to the use of the Co-Branded Pages will be jointly owned and shared by both parties.

         b) All jointly owned and shared data will be held in confidence and will not be used except in accordance with reasonable guidelines to be mutually agreed upon by the parties.

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                                                                    CONFIDENTIAL

         c) Sponsor and Excite will each provide the other via email usage reports containing the information set forth in Exhibit B ("Usage Reports"). Each Usage Report will cover a calendar month and will be delivered within fifteen (15) days following the end of the applicable month. The parties may, by mutual written agreement, alter the content of the Usage Reports.

         d) SPONSOR AND EXCITE WILL USE REASONABLE EFFORTS TO ENSURE THE ACCURACY OF THE USAGE REPORTS BUT NEITHER PARTY WARRANTS THAT THE USAGE REPORTS WILL CONFORM TO ANY SPECIFICATIONS AT ANY GIVEN TIME. NEITHER PARTY WILL BE HELD LIABLE FOR ANY CLAIMS AS THEY RELATE TO SUCH USAGE REPORTS, EXCEPT TO THE EXTENT THAT SUCH USAGE REPORTS SERVE AS THE BASIS FOR PAYMENTS UNDER THIS AGREEMENT.

9.       CONTENT OWNERSHIP AND LICENSE

         a) Sponsor will retain all right, title and interest in and to the Content worldwide (including, but not limited to, ownership of all copyrights and other intellectual property rights therein). Subject to the terms and conditions of this Agreement, Sponsor hereby grants to Excite a royalty-free, non-exclusive, worldwide license to use, reproduce, distribute, transmit and publicly display the Content in accordance with this Agreement and to sub-license the Content to Excite's wholly-owned subsidiaries or to joint ventures in which Excite participates for the sole purpose of using, reproducing, distributing, transmitting and publicly displaying the Content in accordance with this Agreement

         b) Excite will retain all right, title, and interest in and to the Excite Site and the Excite Network and the Broadcast Pages worldwide (including, but not limited to, ownership of all copyrights, look and feel and other intellectual property rights therein).

10.      TRADEMARK OWNERSHIP AND LICENSE

         a) Sponsor will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Excite hereunder.

         b) Excite will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Sponsor hereunder.

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                                                                    CONFIDENTIAL

         c) Each party hereby grants to the other a non-exclusive, limited license to use its trademarks, service marks or trade names only as specifically described in this Agreement. All such use shall be in accordance with each party's reasonable policies regarding advertising and trademark usage as established from time to time.

         d) Upon the expiration or termination of this Agreement, each party will cease using the trademarks, service marks and/or trade names of the other except:

                  i)       As the parties may agree in writing; or

                  ii)      To the extent permitted by applicable law.

11.      TERMINATION

         a) If Excite fails to deliver the guaranteed number of Impressions on the Excite Site during the first year, Excite will use commercially reasonable efforts to "make good" the shortfall. If Excite fails to "make good" the shortfall within [****] following the first year end, Sponsor may terminate the Agreement in accordance with Section 11 (b).

         b) If Excite fails to deliver the guaranteed number of Impressions on the Excite Site during the second year, Excite will use commercially reasonable efforts to "make good" the shortfall within [****] following the second year end. However, the term of this Agreement will continue until Excite has made good the guaranteed number of Impressions on the Excite Site. Sponsor will not be obligated to make sponsorship, advertising or exclusivity payments to Excite during the "make good" period after the second year of the Agreement, but Sponsor will continue to make revenue sharing payments as described in Section 7(e). For the purposes of the calculation of revenue sharing during this "make good" period only, the "Revenue Floor" from the last quarter of the second year of the term of the Agreement will apply.
         c) Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for thirty (30) days following the notice to the breaching party of the breach, with the following exceptions:

                  i) Excite will promptly notify Sponsor of any errors, failures or outages of the Content. Sponsor will promptly notify Excite of any errors, failures or outages of the Co-Branded Area.

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                                                                    CONFIDENTIAL

                           Sponsor will take all reasonable measures to correct any such errors or outages as soon as reasonably possible. In the event of three or more errors, failures or outages of the Content or the Co-Branded Area in any thirty (30) day period, Excite may elect to terminate this Agreement upon fifteen days written notice to Sponsor, unless Sponsor demonstrates to Excite's reasonable satisfaction before the expiration of the fifteen (15) day notice period that the cause(s) of the errors, failures or outages have been corrected; or

                  ii) Sponsor will ensure that the Content will at all times be at least substantially similar to any other source of comparable topical content available on the Internet in terms of the following factors, taken as a whole: (i) breadth and depth of coverage, (ii) timeliness of content updates and (iii) reputation and ranking based on a cross-section of third party reviewers in terms of features, functionality, quality and other qualitative factors. In the event that Sponsor fails to meet these quality criteria, Excite may terminate this agreement on thirty (30) days written notice and enter into an other arrangements for the acquisition of similar content, unless Sponsor demonstrates to Excite's reasonable satisfaction before the expiration of the thirty (30) day notice period that the deficiencies in the Content have been corrected.

         d) All payments that have accrued prior to the termination or expiration of this Agreement will be payable in full within thirty (30) days thereof.

         e) The provisions of Section 12 (Confidentiality), Section 13 (Warranty and Indemnity), Section 14 (Limitation of Liability) and Section 15 (Dispute Resolution) will survive any termination or expiration of this Agreement.

12.      CONFIDENTIALITY

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                                                                    CONFIDENTIAL

         a) For the purposes of this Agreement, "Confidential Information" means information about the disclosing party's (or its suppliers') business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information of a party marked or designated by such party as "confidential" or "proprietary"; or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential.

         b) Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation or (iii) the receiving party knew prior to receiving such information from the disclosing party or develops independently.

         c) Each party agrees (i) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and
                  (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

         d) Notwithstanding the foregoing, each party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

         e) The information contained in the Usage Reports provided by each party hereunder will be deemed to be the Confidential Information of the disclosing party.

         f) The terms and conditions of this Agreement will be deemed to be the Confidential Information of each party and will not be disclosed without the written consent of the other party.

13.      WARRANTY AND INDEMNITY

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                                                                    CONFIDENTIAL

         a) Sponsor warrants that it owns, or has obtained the right to distribute and make available as specified in this Agreement, any and all content provided to Excite or made available to third parties in connection with this Agreement.

         b) Sponsor warrants that the Content will comply with the description and technical specifications contained in Exhibit A.

         c) Excite will indemnify, defend and hold harmless Sponsor, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, attorneys fees) arising from the breach of any warranty, representation or covenant in this Agreement. Sponsor will promptly notify Excite of any and all such claims and will reasonably cooperate with Excite with the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Sponsor in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Sponsor's written consent (not to be unreasonably withheld or delayed) and Sponsor may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

         d) Sponsor will indemnify, defend and hold harmless Excite, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, attorneys fees) arising from:

                  i) The breach of any warranty, representation or covenant in this Agreement; or

                  ii) Any claim that the Content infringes or violates any third party's copyright, patent, trade secret, trademark, right of publicity or right of privacy or contains any defamatory content.

                  Excite will promptly notify Sponsor of any and all such claims and will reasonably cooperate with Sponsor with the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Excite in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Excite's written consent (not to be unreasonably withheld or

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                                                                    CONFIDENTIAL

                  delayed) and Excite may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

         e) EXCEPT AS SPECIFIED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING SUCH SUBJECT MATTER.

14.      LIMITATION OF LIABILITY

                  EXCEPT UNDER SECTION 13(c) and (d), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EXCITE FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, THE AMOUNTS ACTUALLY PAID BY SPONSOR TO EXCITE HEREUNDER.

15.      DISPUTE RESOLUTION

         a) The parties agree that any breach of either of the parties' obligations regarding trademarks, service marks or trade names and/or confidentiality would result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any breach or threatened breach of a party's obligations regarding trademarks, service marks or trade names or confidentiality, the aggrieved party will be entitled to seek equitable relief in addition to its other available legal remedies in a court of competent jurisdiction.

         b) In the event of disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names and/or confidentiality, the parties will first attempt to resolve the dispute(s) through good faith negotiation. In the event that the dispute(s) cannot be resolved through good faith negotiation, the parties will refer the dispute(s) to a mutually acceptable mediator.

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                                                                    CONFIDENTIAL

         c) In the event that disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names and/or confidentiality, cannot be resolved through good faith negotiation and mediation, the parties will refer the dispute(s) to the American Arbitration Association for resolution through binding arbitration by a single arbitrator pursuant to the American Arbitration Association's rules applicable to commercial disputes.

16.      GENERAL

         a) Assignment. Neither party may assign this Agreement, in whole or in part, without the other party's written consent (which will not be unreasonably withheld), except that no such consent will be required in connection with (i) a merger, reorganization or sale of all, or substantially all, of such party's assets or (ii) either party's assignment and/or delegation of its rights and responsibilities hereunder to a wholly-owned subsidiary or joint venture in which such party holds a controlling interest. Any attempt to assign this Agreement other than as permitted above will be null and void.

         b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York

         c) Notice. Any notice under this Agreement will be in writing and delivered by personal delivery, express courier, confirmed facsimile, confirmed email or certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, one (1) day after deposit with express courier, upon confirmation of receipt of facsimile or email or five (5) days after deposit in the mail. Notices will be sent to a party at its address set forth below or such other address as that party may specify in writing pursuant to this Section.

         d) No Agency. The parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

         e) Force Majeure. Any delay in or failure of performance by either party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including,

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                                                                    CONFIDENTIAL

                  but not limited to, acts of God, power outages and governmental restrictions.

         f) Severability. In the event that any of the provisions of this Agreement are held by to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

         g) Entire Agreement. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

N2K Inc.                                    Excite, Inc.
By:   /s/ Jonathan Diamond                  By:    /s/ George Bell
      --------------------------                  ------------------------
Name:  Jonathan Diamond                     Name:  George Bell
      --------------------------                  ------------------------
Title: Vice Chairman                        Title: Pres. and CEO
      --------------------------                  ------------------------
Date:  9/23/97                              Date:  9/23/97
      --------------------------                  ------------------------

55 Broad Street, 26th Floor                 555 Broadway
New York, New York, 10004                   Redwood City, California 94063
                                            415.568.6000 (voice)
                                            415.568.6030 (fax)

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                                                                    CONFIDENTIAL

                                    EXHIBIT A

                CONTENT DESCRIPTION AND TECHNICAL SPECIFICATIONS

                                 FOR THE CONTENT

Sponsor content shall be defined as any or all content and services controlled by N2K available via the main Music Boulevard site (http://www.musicblvd.com), the Music Store. In addition, Excite reserves the right to draw upon the editorial content controlled by N2K and available via N2K's network of music-related sites including, but not limited to the following:

Music News
AllStar Mag - www.allstarmag.com

Labels
N2K record label, N2K Encoded Music - www.n2kencodedmusic.com

Music Genre Sites
Classical Insites - www.classicalinsites.com
Leonard Bernstein - www.leonardbernstein.com
Rocktropolis - www.rocktropolis.com
Jazz Central Station - www.jazzcentralstation.com

N2K will make good faith efforts to assist Excite in obtaining access to music-related content under the control of third parties with which N2K has existing relationships.

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                                                                    CONFIDENTIAL

                                    EXHIBIT B

                                  USAGE REPORTS